Exhibit "A"

                               ADVISORY AGREEMENT

         THIS ADVISORY AGREEMENT ( the "Agreement") is made this 17th day of November 1999, by and between Hudson Consulting Group, Inc., a Nevada corporation ("Advisor") and Leland Stringer, Barry Vichnick, Allen Nelson and Pamela Nissen, the shareholders of The Professional Wrestling Alliance a Nevada corporation with its offices located in Van Nuys, California (the shareholders are hereinafter jointly referred to as "PWA").

         WHEREAS, Advisor and Advisors's Personnel (as defined below) have experience in evaluating and effecting mergers and acquisitions, advising corporate management, and in performing general administrative duties for publicly-held companies and development stage investment ventures; and

         WHEREAS, PWA desires to retain Advisor to advise and assist PWA in their development of The Professional Wrestling Alliance on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, PWA and Advisor agree as follows:

1.       Engagement

         PWA hereby retains Advisor, effective as of the date hereof ( the "Effective Date") and continuing until termination, as provided herein, to assist PWA in effecting the purchase of businesses and assets relative to their business and growth strategy, general business and financial issues consulting, the introduction of PWA to public relations firms and consultants and others that may assist PWA in their plans and future (the "Services"). The Services are to be provided on a "best efforts" basis directly and through Advisor's officers or others employed or retained and under the direction of Advisor ("Advisor's Personnel"); provided, however, that the Services shall expressly exclude all legal advice, accounting services or other services which require licenses or certification which Advisor may not have.

2.       Term

         This Agreement shall have an initial term of six (6) months (the "Primary Term"), commencing with the Effective Date. At the conclusion of the Primary Term this Agreement will automatically be extended for the same term ( the "Extension Period") unless Advisor or PWA shall serve written notice on the other party terminating the Agreement. Any notice to terminate given hereunder shall be in writing and shall be delivered at least thirty (30) days prior to the end of the Primary Term or any subsequent Extension Period.

3.       Time and Effort of Advisor

         Advisor shall allocate time and Advisors Personnel as it deems necessary to provide the Services. The particular amount of time may vary from day to day or week to week. Except as otherwise agreed, Advisor's monthly statement identifying, in general, tasks performed
         for  PWA  shall  be conclusive   evidence   that  the   Services   have
         been   performed.
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         Additionally,  in  the  absence  of  willful  misfeasance,  bad  faith,
         negligence  or  reckless   disregard  for  the  obligations  or  duties
         hereunder by Advisor, neither Advisor nor Advisor's Personnel shall be liable to PWA or any of its shareholders for any act or omission in the course of or connected with rendering the Services, including but not limited to losses that may be sustained in any corporate act in any subsequent Business Opportunity (as defined herein) undertaken by PWA as a result of advice provided by Advisor or Advisors's Personnel.

4.       Compensation

         PWA agrees to pay Advisor a fee for the Services ("Advisory Fee") by way of the delivery by PWA of Four Hundred Thousand Dollars ($400,000) payment of which shall be made in monthly payments of not less than $25,000 per month, beginning thirty days after the execution hereof, with any remaining balance due one year from the execution hereof, any past due amounts shall bear interest at the rate of twelve percent (12%) per annum until paid in full. Advisor shall be entitled to the recovery of reasonable attorney's fees in the event legal action is taken to recover any unpaid fees due under this Agreement. PWA further agrees to secure or guaranty the payment of the Advisory Fee with up to Fifty Million (50,000,000) shares of Jutland Enterprises Common Stock in the event that an acquisition with Jutland is closed, by delivery of certificates of Jutland common stock to Hudson in the face amount of Fifty Million (50,000,000) shares, such shares may be restricted pursuant to Rule 144. The shares of each individual shall be sold on a pro-rate basis equal to the number of shares they deposit with Advisor in the event of a default in payment of the Advisory Fee. Upon full payment to Advisor under the terms provided for herein, all shares shall be returned to PWA as remain at that time.

5.       Other Services

         If, PWA enters into a merger or exchanges securities with, or purchases the assets or enters into a joint venture with, or makes an investment in Jutland Enterprises, Inc. a company introduced to PWA by Advisor ( a "Business Opportunity"), PWA agrees to pay Advisor a fee equal to Five Million (5,000,000) restricted shares of the common stock of Jutland, which shall be payable immediately following the closing of such transaction, the "Transaction Fee". Hudson shall also be granted in the event of such a transaction the exclusive right as promoter to live events and productions of The Professional Wrestling Association in the state of Utah.

6.       Registration of Shares

         Company agrees that any shares issued to satisfy a Transaction Fee may be registered by the issuer with the Securities and Exchange Commission under any subsequent applicable registration statement filed by the issuer at PWA's discretion. Such issuance or reservation of shares shall be in reliance on representations and warranties of Advisor set forth herein.

7.       Costs and Expenses

         All third party and out-of-pocket expenses incurred by Advisor in the performance of the Services or for the settlement of debts shall be paid by PWA, or Advisor shall be reimbursed if paid by Advisor on behalf of PWA, within ten (10) days of receipt of written notice by Consultant, provided that PWA must approve in advance all such expenses in excess of $500 per month.

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8.       Place of Services

         The Services provided by Advisor or Advisor's Personnel hereunder will be performed at Advisor's offices except as otherwise mutually agreed by Advisor and PWA.

9.       Independent Contractor

         Advisor and Advisor's Personnel will act as an independent contractor in the performance of its duties under this Agreement. Accordingly, Advisor will be responsible for payment of all federal, state, and local taxes on compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes due relative to Advisor's Personnel, and any and all business license fees as may be required. This Agreement neither expressly nor impliedly creates a relationship of principal and agent, or employee and employer, between Advisor's Personnel and PWA. Neither Advisor nor Advisor's Personnel are authorized to enter into any agreements on behalf of PWA. PWA expressly retains the right to approve, in their sole discretion, each Asset Opportunity or Business Opportunity introduced by Advisor, and to make all final decisions with respect to effecting a transaction on any Business Opportunity.

10.      Rejected Asset Opportunity or Business Opportunity

         If, during the Primary Term of this Agreement or any Extension Period, PWA elects not to proceed to acquire, participate or invest in any Business Opportunity identified and/or selected by Advisor, notwithstanding the time and expense PWA may have incurred reviewing such transaction, such Business Opportunity shall revert back to and become proprietary to Advisor, and Advisor shall be entitled to acquire or broker the sale or investment in such rejected Business Opportunity for its own account, or submit such assets or Business Opportunity elsewhere. In such event, Advisor shall be entitled to any and all profits or fees resulting from Advisor's purchase, referral or placement of any such rejected Business Opportunity, or PWA's subsequent purchase or financing with such Business Opportunity in circumvention of Advisor

11.      No Agency Express or Implied

         This Agreement neither expressly nor impliedly creates a relationship of principal and agent between PWA and Advisor, or employee and employer as between Advisor's Personnel and PWA.

12.      Termination

         PWA and Advisor may terminate this Agreement prior to the expiration of the Primary Term upon thirty (30) days written notice with mutual written consent. Failing to have mutual consent, without prejudice to any other remedy to which the terminating party may be entitled, if any, either party may terminate this Agreement with thirty (30) days written notice under the following conditions:

         (A)      By PWA.
                  ------

               (i) If during the Primary Term of this Agreement or any Extension Period, Advisor is unable to provide the Services as set forth herein for thirty (30) consecutive business days because of illness, accident, or other incapacity of Advisor's Personnel; or,

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               (ii) If  Advisor  willfully   breaches  or  neglects  the  duties
                    required to be performed hereunder; or,

               (iii)At PWA's option  without  cause upon 30 days written  notice to Advisor; or

         (B)      By Advisor.
                  -----------

               (i) If PWA breaches this Agreement or fails to make any payments or provide information required hereunder; or,

               (ii) If PWA  subsequent  to the  execution  hereof has a receiver appointed for their business or assets, or otherwise becomes insolvent or unable to timely satisfy their obligations in the ordinary course of business, including but not limited to the obligation to pay the Initial Fee, the Transaction fee, or the Advisory Fee; or,

               (iii)If any of the disclosures  made herein or subsequent  hereto by PWA to Consultant are determined to be materially false or misleading.

         In the event Advisor elects to terminate without cause or this Agreement is terminated prior to the expiration of the Primary Term or any Extension Period by mutual written agreement, or by PWA for the reasons set forth in A(i) and (ii) above, PWA shall only be responsible to pay Advisor for unreimbursed expenses, Advisory Fee and Transaction Fee accrued up to and including the effective date of termination. If this Agreement is terminated by PWA for any other reason, or by Advisor for reasons set forth in B(i) through (iii) above, Advisor shall be entitled to any outstanding unpaid portion of reimbursable expenses, Transaction Fee, if any, and for the remainder of the unexpired portion of the applicable term (Primary Term or Extension Period) of the Agreement.

13.      Indemnification

         Subject to the provisions herein, PWA and Advisor agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys' fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from any action or a breach of any representation, warranty, covenant, condition, or agreement of the other party to this Agreement.

14.      Remedies

         Advisor and PWA acknowledge that in the event of a breach of this Agreement by either party, money damages would be inadequate and the non-breaching party would have no adequate remedy at law. Accordingly, in the event of any controversy concerning the rights or obligations under this Agreement, such rights or obligations shall be enforceable in a court of equity by a decree of specific performance. Such remedy, however, shall be cumulative and nonexclusive and shall be in addition to any other remedy to which the parties may be entitled.

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15.      Miscellaneous

         (A) Subsequent Events. Advisor and PWA each agree to notify the other party if, subsequent to the date of this Agreement, either party incurs obligations which could compromise its efforts and obligations under this Agreement.

         (B) Amendment. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

         (C) Further Actions and Assurances. At any time and from time to time, each party agrees, at its or their expense, to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Agreement.

         (D) Waiver. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or noncompliance with this Agreement shall be held to be a waiver of any other or subsequent breach or noncompliance.

         (E) Assignment. Neither this Agreement nor any right created by it shall be assignable by either party without the prior written consent of the other.

         (F) Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, or when sent by facsimile transmission charges prepared, provided that the communication is addressed:

                  (i)      In the case of PWA:

                           5353 Noble Ave
                           Van Nuys, California 91411
                           Telephone:        (818) 986-7431
                           Telefax:          (818) 501-5243
                           Attention: Leland Stringer

                  (ii)     In the case of Advisor:

                           Hudson Consulting Group, Inc.
                           268 West  400 South
                           Salt Lake City, Utah  84101
                           Telephone:        (801) 575-8073
                           Telefax:          (801) 575-8092
                           Attention: Richard D. Surber, President

          or to such other person or address designated in writing by PWA or Advisor to receive notice.

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          (G)  Headings.  The section and subsection  headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (H) Governing Law. This Agreement was negotiated and is being contracted for in Utah, and shall be governed by the laws of the State of Utah, and the United States of America, not withstanding any conflict-of-law provision to the contrary.

          (I) Binding Effect. This Agreement shall be binding upon the parties hereto, jointly and severally as to the individuals designated herein as PWA, and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

          (J) Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understan dings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

          (K) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

          (L) Counterparts. A facsimile, telecopy, or other reproduction of this Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. In this event, such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

         (M) Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof.

                      [this space left blank intentionally]

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         IN WITNESS  WHEREOF,  the parties have executed  this  Agreement on the date above written.

         "Advisor"                               "PWA"  Jointly and Severally

         Hudson Consulting Group, Inc.
         A Nevada Corporation                        /s/ Leland Stringer
                                                     -------------------
                                                     Leland Stringer

         By:    /s/ Richard D. Surber                /s/ Barry Vichnick
              -----------------------------          -------------------
         Name: Richard D. Surber                     Barry Vichnick
         Title:   President
                                                     /s/ Allan Nelson
                                                     -------------------
                                                     Allen Nelson

                                                     /s/ Pamela Nissen
                                                     --------------------
                                                     Pamela Nissen







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